EXHIBIT 10.23

AMENDMENT NO. 1 TO THE
PERNIX THERAPEUTICS HOLDINGS, INC.
2009 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of the Pernix Therapeutics Holdings, Inc. (the “Company”)  may, subject to certain exceptions, amend the Company’s 2009 Stock Incentive Plan (the “Plan”) without the approval of stockholders.

WHEREAS, the Board deems it desirable and in the best interests of the Company and its stockholders to increase the maximum number of shares that may be granted under the Plan to any one individual during any one year fiscal period from 1,100,000 shares to 1,500,000 shares (the “Proposed Amendment”).

WHEREAS, the Board has determined that the Proposed Amendment to the Plan is not material.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 5.3(b) of the Plan shall be deleted in its entirety and shall be replaced with the following:

“(b)  The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one fiscal-year period shall be 1,500,000.”

Except as expressly set forth in this Amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect. Capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

This Amendment has been adopted by the Board of Directors of the Company as of February 4, 2014.